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EXHIBIT 11.1

                           QUICKRESPONSE SERVICES, INC.
                       COMPUTATION OF EARNINGS PER SHARE
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                (UNAUDITED)



                                                       Three Months Ended
                                                            March 31,
                                                -------------------------------
                                                        1997           1996
                                                --------------  ---------------
PRIMARY SHARES
Weighted average common shares outstanding          8,411,119        8,312,838
Common equivalent shares outstanding                  237,187          261,134
                                                --------------  ---------------
                                                    8,648,306        8,573,972
                                                --------------  ---------------
                                                --------------  ---------------


Net earnings                                           $1,925           $1,371
                                                --------------  ---------------
                                                --------------  ---------------

Earnings per common and common equivalent share         $0.22            $0.16
                                                --------------  ---------------
                                                --------------  ---------------






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